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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

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                                DIGITAL LAVA INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    95-4584080
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                          13160 MINDANAO WAY, SUITE 350
                            MARINA DEL REY, CA 90292

   (Address, including zip code, of registrant's principal executive offices)

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       If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /_/

       If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

       Securities Act registration statement file number to which this form relates: 333-66099

       Securities to be registered pursuant to Section 12(b) of the Act:

                                                  NAME OF EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE REGISTERED              EACH CLASS IS TO BE REGISTERED

             None.                                            None.

       Securities to be registered pursuant to Section 12(g) of the Act:

TITLE OF EACH CLASS TO BE REGISTERED              NAME OF EXCHANGE ON WHICH
                                                  EACH CLASS IS TO BE REGISTERED

Common stock, par value $0.0001 per share.        The Nasdaq SmallCap Market.


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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       This registration statement relates to the registration of shares of common stock, par value $0.0001 per share of Digital Lava Inc. Reference is made to the section entitled "Description of Capital Stock" in the prospectus forming a part of Digital Lava's registration statement on Form SB-2 (File No. 333-66099) filed with the Securities and Exchange Commission on October 23, 1998, and all amendments to that registration statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, which is hereby incorporated by reference herein in accordance with the Instruction to Item 1 of Form 8-A.

ITEM 2.       EXHIBITS.

    Exhibit
    NUMBER              DESCRIPTION
    --------            -----------

    3.1**               Second Amended and Restated Certificate of Incorporation
    3.2****             Amended and Restated Bylaws of Digital Lava
    4.1*                Form of Common Stock Certificate
    4.2**               Warrant Agreement
    4.3**               Representative's Warrant Agreement
    4.4*                1996 Incentive and Non-Qualified Stock Option Plan
    4.5******           First Amendment to Digital Lava 1996 Incentive and
                        Non-Qualified Stock Option Plan, dated as of
                        April 25, 2000
    4.6*                Warrant Agreement dated as of September 30, 1996 between
                        Digital Lava and Millennium Capital Management (1)
    4.7*                Warrant Agreement dated as of September 30, 1996 between
                        Digital Lava and Miracle Investments Co. (1)
    4.8*                Registration Rights Agreement dated September 30, 1996
                        between Digital Lava, Miracle Investments Co. and
                        Millennium Capital Management
    4.9*                Warrant Agreement dated November 1, 1996 between Digital
                        Lava and Eilenberg & Zivian (1)
    4.10*               Warrant Agreement dated January 27, 1997 between Digital
                        Lava and Eilenberg & Zivian (1)
    4.11*               Warrant Agreement dated May 30, 1997 between Digital
                        Lava and certain investors and finders (1)
    4.12*               Registration Rights Agreement dated May 30, 1997 between
                        Digital Lava and certain investors and finders
    4.13*               Letter Agreement dated October 6, 1998 between Digital
                        Lava and certain investors 4.14* Warrant Agreement dated July 11, 1997 between Digital Lava and certain investors and finders (1)
    4.15*               Registration Rights Agreement dated July 11, 1997
                        between Digital Lava and certain investors and finders
    4.16*               Warrant Agreement dated February 19, 1998 between
                        Digital Lava and certain investors and finders (1)
    4.17*               Registration Rights Agreement dated February 19, 1998
                        between Digital Lava and certain investors and finders
    4.18*               Amended and Restated Option Agreement dated as of
                        May 1, 1998 between Digital Lava, Judson Cooper and certain founders of Digital Lava (1)
    4.19*               Amended and Restated Option Agreement dated as of
                        May 1, 1998 between Digital Lava, E&Z Investments and certain founders of Digital Lava (1)


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    4.20*               Letter Agreement dated July 15, 1998 between Digital
                        Lava and certain investors and finders
    4.21*               Letter Agreement dated July 16, 1998 between Digital
                        Lava and certain investors and finders
    4.22*               Letter Agreement dated July 29, 1998 between Digital
                        Lava and certain investors and finders
    4.23*               Warrant Agreement dated October 7, 1998 between Digital
                        Lava and certain consultants
    4.24*               Registration Rights Agreement dated October 7, 1998
                        between Digital Lava and certain consultants
    4.25*               Letter Agreement dated October 7, 1998 between Digital
                        Lava and certain investors
    4.26***             Warrant Agreement dated September 18, 1998 between
                        Digital Lava and United Resources Partners
    4.27***             Registration Rights Agreement dated September 18, 1998
                        between Digital Lava and United Resources Partners
    4.28**              Warrant Agreement dated December 1, 1998 between Digital
                        Lava and Schwartz Communications, Inc.
    4.29**              Warrant Agreement dated December 7, 1998 between
                        Digital Lava and certain investors
    4.30**              Registration Rights Agreement dated December 7, 1998\
                        between Digital Lava and certain investors
    4.31**              Warrant Agreement dated January 7, 1999 between
                        Digital Lava and certain investors
    4.32*****           Registration Rights Agreement dated July 26, 2000
                        betweeen Digital Lava and certain investors
    4.33*****           Common Stock Purchase Warrant dated July 31, 2000
                        between Digital Lava and Sutro & Co. Incorporated
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    *                   Incorporated by reference to Digital Lava's Form SB-2
                        Registration Statement filed on October 23, 1998
                        (No. 333-66099)
    **                  Incorporated by reference to Digital Lava's Form SB-2
                        Registration Statement/Amendment No. 1 filed on
                        January 12, 1999 (No.333-66099)
    ***                 Incorporated by reference to Digital Lava's Form SB-2
                        Registration Statement/Amendment No. 2  filed on
                        January 26, 1999 (No. 333-66099)
    ****                Incorporated by reference to Digital Lava's Form 10-QSB
                        for the quarter ended June 30, 2000, filed on August 14, 2000
    *****               Incorporated by reference to Digital Lava's Form 8-K
                        filed on July 31, 2000
    ******              Incorporated by reference to Digital Lava's Form S-8
                        filed on September 22, 2000 (No. 333-46398)
    (1)                 These agreements were entered into prior to the
                        reverse split of Digital Lava's common stock and, therefore, do not reflect such reverse split.


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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               DIGITAL LAVA INC.



                               By:   /s/ DANNY GAMPE
                               -------------------------------------------------
                                     Danny Gampe
                                     Chief Financial Officer

Dated:  October 11, 2000


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